Exhibit 99.1

NEWS RELEASE

Skyline Corporation

2520 By-Pass Road

P.O. Box 743

Elkhart, Indiana 46515-0743

(574) 294-6521

Subject: Sale of RV Segment	Approved by: JON S. PILARSKI

ELKHART, INDIANA — October 10, 2014

SKYLINE COMPLETES SALE OF ITS RECREATIONAL VEHICLE BUSINESS

•      Represents execution of Skyline’s value creation strategy

•     Advances focus on core business of manufactured housing

ELKHART, INDIANA — October 10, 2014 — Skyline Corporation (“Skyline” or the “Company”) has completed the sale of certain assets associated with its Recreational Vehicle (“RV”) segment to Evergreen Recreational Vehicles, LLC (“Evergreen”). The transaction was completed pursuant to the terms of an Asset Purchase Agreement entered into between the two companies on October 7, 2014, as well as the terms of a Real Property Purchase Agreement entered into on that same date between Skyline and an affiliate of Evergreen, Skyline RE Holding LLC, relating to the purchase of an RV manufacturing facility located in Bristol, Indiana. The cash sales price for the RV business and real estate, which Skyline received at closing, totaled approximately $981,000. In addition, Evergreen has the right, but not the obligation, to purchase approximately $1.6 million of raw material inventory on-hand at 50 percent of Skyline’s cost.

“Today’s announcement reflects our Board’s and management team’s commitment to executing on the Company’s strategic plan and driving long-term shareholder value,” said Bruce G. Page, Skyline’s president and chief executive officer. “We believe this transaction with Evergreen is aligned with our strategic value-creation objectives and is in the best interest of shareholders. We will continue to focus on driving profitable growth and serving customers in our core business of manufactured housing, where we see substantial opportunities for the future.”

Kelly L. Rose, chairman of the board of Evergreen, commented, “The Evergreen team is excited to merge Skyline’s talented employees and recognized brand names under the Evergreen RV umbrella. We look forward to furthering the 50-year legacy of Skyline and building on the strengths of two great companies.”

The RV segment will be reflected as discontinued operations in Skyline’s fiscal 2015 second-quarter results. The Company anticipates announcing results in January 2015 for the second quarter ended November 30, 2014.

BRINGING AMERICA HOME. BRINGING AMERICA FUN.

NEWS RELEASE

Skyline Corporation 2520 By-Pass Road P.O. Box 743 Elkhart, Indiana 46515-0743 (574) 294-6521

Subject: Sale of RV Segment	Approved by: JON S. PILARSKI

About Skyline Corporation

Skyline Corporation and its consolidated subsidiaries designs, produces, and markets manufactured housing, modular housing, and park models to independent dealers and manufactured housing communities located throughout the United States and Canada. Skyline Corporation was originally incorporated in Indiana in 1959, as successor to a business founded in 1951, and is one of the largest producers of manufactured and modular housing and park models in the United States, with 2,434 manufactured homes, 457 modular homes, and 231 park models sold in fiscal 2014. For more information, visit www.skylinecorp.com.

Forward-Looking Statements

This release contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing and recreational vehicle industries; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

BRINGING AMERICA HOME. BRINGING AMERICA FUN.